SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                    ----------------------------------------
                                November 2, 1998
                  Date Report (Date of earliest event reported)


                         BONNEVILLE PACIFIC CORPORATION
               (Exact name of registrant as specified in charter)

          Delaware                    0-14846                 87-0363215
        -----------                  ---------               ------------
      (State or other               (Commission             (IRA Employer
      jurisdiction of               File Number)            Identification No.)
      incorporation)


                          50 West 300 South, Suite 300,
                           Salt Lake City, Utah 84101
                    (Address of principal executive offices)


                                (801) 363-2520
               Registrant's telephone number including area code



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THIS FORM 8-K IS FILED TO ANNOUNCE THE EFFECTIVE  DATE OF THE TRUSTEE'S  AMENDED
CHAPTER 11 PLAN (THE "PLAN") FOR THE ESTATE OF BONNEVILLE PACIFIC CORPORATION (THE "COMPANY") DATED APRIL 22, 1998 AND RELATED MATTERS. AS OF THE EFFECTIVE DATE OF THE PLAN, MONDAY, NOVEMBER 2, 1998, THE COMPANY EMERGED FROM BANKRUPTCY SUBJECT TO THE COMPLETION OF THOSE ACTIONS REQUIRED BY THE PLAN.


Item 1.  Changes in Control of Registrant

      On November 2, 1998, the Company emerged from bankruptcy (subject to the completion of those actions required by the Plan) as its confirmed Plan became Effective. On the Effective Date of the Plan, the Company's Chapter 11 Bankruptcy Trustee (Roger G. Segal), to the extent consistent with the Plan, turned control of the Company over to a new Board of Directors. Prior to the confirmation of the Plan, the Trustee filed with the United States Bankruptcy Court for the District of Utah ("Bankruptcy Court") a pleading entitled " Trustee's Designation of Members of the Board of Directors of the Reorganized Debtor", as subsequently modified, which designated, in accordance with the Plan, those persons who would become members of the Company's Board of Directors on the Effective Date of the Plan. On November 2, 1998, the following persons became directors of the Company:

     James W. Bernard (Chairman of the Board). Mr. Bernard was President and Chief Executive Officer of Univar Corporation (a chemical distribution company) from 1986 to 1995, when he retired. He is currently a director of VWR/Scientific Products, Hatch & Kirk, and The Nature Conservancy of Idaho. He is also a Trustee of the University of Oregon Foundation.

     Ralph F. Cox. Mr. Cox has been involved in the petroleum industry since 1953. He is currently a management consultant working primarily with clients engaged in the petroleum industry. From 1989 to 1994, he was the CEO of Greenhill Petroleum Corporation. From 1985 to 1989 he was President of Union Pacific Resources, a subsidiary of Union Pacific Corporation. From 1953 to 1985, he worked for Atlantic Richfield Corporation (ARCO) where he rose to the position of Vice Chairman and Chief Operating Officer. Mr. Cox is currently a director of Waste Management, Inc., Rio Grande, Inc. and Daniel Industries. He also serves as an Independent Trustee for The Fidelity Group of funds.

     Michael R. Devitt. Mr. Devitt has been a practicing attorney since 1984. From 1985 to the present, he has practiced at the firm of Beus, Gilbert & Devitt where he is primarily involved in complex litigation. He is currently an Adjunct Professor at Georgetown University Law Center, Graduate Law Program. Mr. Devitt has served as an instructor and lecturer at various seminars and courses. Mr. Devitt earned a Certified Public Accountant Certificate in 1980.

     Harold E. Dittmer. Mr. Dittmer has been the President and CEO of Wellhead Electric Company (a power generation project developer and owner) for the past 15 years. He is also the

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President  and CEO of  Wellco  Services  (a power  plant and  energy  facilities operations and maintenance company) and Power Exchange Corporation ( a power marketing company).

     Michael D. Fowler. Mr. Fowler is the Vice President and Chief Financial Officer of Howa Construction, Inc. He was formerly an officer and director of Grand Valley Gas Company and Plexus Resources Corporation. He was formerly the Executive Vice President, Chief Financial Officer of First Interstate Bank, Salt Lake City, Utah. From 1976 to 1984, he worked for Northwest Energy Company where he rose to the position of Treasurer.

     Harold H. Robinson, III. Mr. Robinson has been a Venture Capitalist/Management Consultant since 1991. From 1983 to 1991 he was employed by California Energy Company, Inc. where he served as President and Chief Operating Officer. Mr. Robinson previously practiced law. He is a member of several Advisory Boards including the Advisory Boards of Plantagenent and ZAP Power Systems.

     Steven H. Stepanek. Mr. Stepanek has been employed by the Company's subsidiary, Bonneville Fuels Corporation, since 1989. He has been the President of Bonneville Fuels Corporation since 1994. He was previously employed by Minnegasco and Mountain Fuel Supply Corporation. Mr. Stepanek is a Registered Professional Engineer.

      On November 2, 1998, the new Board of Directors appointed the following persons as officers of the Company:

                    Chairman of the Board - James W. Bernard
                           President - Clark M. Mower
                         Secretary - Steven H. Stepanek
                        Treasurer - R. Stephen Blackham


      Except for Chairman James W. Bernard, each of these officers were, at the time of their appointment, employees of the Company or of a subsidiary of the Company.

      The voting control of the Company is now vested in those persons who were previously creditors of the Company who, pursuant to the Plan, were issued Plan Common Stock in payment and satisfaction of their creditor claims. Such persons, as a group, now own, or will upon completion of the distribution of Plan Common Stock own, approximately 60% of the shares of the Company's common stock now issued and outstanding.


Item 3.  Bankruptcy or Receivership

Summary of Bankruptcy Proceeding

      The Company has been in a Chapter 11 bankruptcy proceeding since December 5, 1991. The Trustee was appointed on June 12, 1992. On April 22, 1998, the Trustee filed with the Bankruptcy Court, his original Chapter 11 Plan for the Company and its related disclosure statement. On June 19, 1998, the Trustee filed the Plan and the related amended disclosure statement with the

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Bankruptcy  Court.  On July 1, 1998, the amended  disclosure  statement was approved by the Bankruptcy Court (order entered on July 2, 1998) and thereafter, copies of the Plan and the related amended disclosure statement were distributed to creditors, shareholders and others. On August 26, 1998, a confirmation hearing on the Plan was held and the Plan was confirmed by the Bankruptcy Court. On August 27, 1998, the Bankruptcy Court entered the Order Confirming the Plan. On October 30, 1998, the Trustee notified the Bankruptcy Court that all of the conditions to the Plan becoming effective had been satisfied and that the Effective Date of the Plan would be November 2, 1998.

     On November 2, 1998, the Plan became effective and the Company emerged from bankruptcy, subject to the completion of the actions required by the Plan, and to the extent consistent with the Plan, the Trustee turned over control of the Company to the new Board of Directors.


Item 4. Changes in Registrant's Certifying Accountant

      In reliance upon a No Action Letter dated April 9, 1992 issued by the Securities and Exchange Commission ("SEC") and pursuant to the SEC's Staff Legal Bulletin No. 2, the Company did not file or have audited its financial statements for the fiscal years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997. During this period, no firm acted as the Company's certifying accountant. Prior the Effective Date of the Plan, the Trustee designated, with Bankruptcy Court approval, the accounting firm of Hein + Associates, LLP to be the Company's certifying accountant to audit the Company's financial statements for the fiscal years ended December 31, 1996 and 1997 and to prepare an audited balance sheet in accordance with SEC Staff Legal Bulletin No. 2. On November 2, 1998, the new Board of Directors of the Company ratified Hein + Associates, LLP as the Company's certifying accountant.


Item 5.  Other Events

Reverse Split

      The Plan specifically provided for the reverse split of the Company's common stock on a 1- for-4 basis. The reverse split was effective at the beginning of business on Tuesday, November 3, 1998. Fractional shares resulting from the reverse split which are related to shares owned by the existing shareholders of the Company will be rounded up to the next whole number. Fractional shares resulting from the reverse split which are related to the Plan Common Stock issued to creditors pursuant to the Plan will be dealt with pursuant to the terms of Plan.

      As a result of the reverse split, the Company obtained a new CUSIP number for its common stock. The new CUSIP number is 098904 20 4, and such CUSIP number will be effective for transactions occurring from and after November 3, 1998.

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Outstanding Share Information

      As a result of, among other things, the issuance of shares of the Company's common stock pursuant to the Plan, the cancellation, pursuant to the Plan, of certain shares held by the Trustee, and the effectiveness of the reverse stock split, it is estimated that there are approximately 7,240,000 shares of the Company's common stock currently issued and outstanding. It is anticipated that the exact number of shares issued and outstanding will vary slightly from this number as a result of, among other things, the final resolution of certain disputed claims against the Company's bankruptcy estate, the rounding for fractional shares caused by the reverse split and the cash payment by the Trustee to creditors with small claims in lieu of the issuance of shares pursuant to provisions of the Plan.

      Immediately prior to the Effective Date of the Plan, there were 21,163,067 shares of the Company's common stock issued and outstanding. Of this amount, 9,476,344 shares were held by the Trustee and the remaining 11,686,723 shares are owned by public shareholders. The shares held by the Trustee were recovered from former principals of the Company and others through Bankruptcy Court approved settlements. Pursuant to the Plan, on the Effective Date, the 9,476,344 shares held by the Trustee were canceled. On the Effective Date, or shortly thereafter, approximately 17,280,000 shares of the Company's common stock were issued to creditors pursuant to the Plan. On November 3, 1998, the Company effected a 1-for- 4 reverse stock split thereby reducing the total number of shares of common stock issued and outstanding to approximately 7,240,000.

     The estimated 17,280,000 pre-reverse split shares issued to creditors pursuant to the Plan were valued by the Bankruptcy Court at $2.36 per share on a pre-reverse split basis.

Trading Market

      The Company's common stock is currently traded on a limited basis in the over-the-counter market and is quoted in the National Quotation Bureau's "Pink Sheets" under the symbol "BPCO". An application has been filed to have the Company's common stock quoted on the NASD's Electronic Bulletin Board. Officials at the NASD's Electronic Bulletin Board have informed the Company that the Company must file financial statements for the fiscal years ended December 31, 1996 and 1997 in order for its common stock to be quoted on the Electronic
Bulletin Board. The Company's certifying accountant is currently working to finalize its audit of the Company's fiscal 1996 and 1997 financial statements. As soon as such audited financial statements for the Company are completed, they will be submitted to the NASD Electronic Bulletin Board.

      The Company believes that it meets all or substantially all of the initial listing requirements for inclusion on either the NASDAQ National Market System or the NASDAQ Small Cap Market. As soon as practical, the Company will make application for a listing on either the NASDAQ National Market System or the NASDAQ Small Cap Market. Even if the Company meets the initial listing requirements for a listing on one of the NASDAQ markets, the decision to list a company is solely within the discretion of NASDAQ and there can be no assurance that the Company's common

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stock will be accepted for listing on either the NASDAQ  National  Market System or the NASDAQ Small Cap Market in the near future or ever.

Business Operations

      The operations of the Company and its subsidiaries are summarized as follows:

Bonneville Fuels, Corp.

      Bonneville Fuels, Corp. ("Fuels") is a wholly owned subsidiary of the Company engaged, primarily, in natural gas and oil production and sales in the Western United States. During the period since the Company's bankruptcy, Fuels has dedicated its cash flow to reducing its debt and more recently has been actively acquiring and developing additional oil and gas properties. Based on an independent report prepared by the Ryder Scott Company, as of December 31, 1997 Fuels' total proved oil and gas reserves had a present value, using SEC (PV10) pricing, of approximately $19.6 million. Because the value of Fuels' oil and natural gas reserves is primarily dependent on the price of each commodity, such reserve value constantly fluctuates as the prices of these commodities rise and fall.

Bonneville Nevada Corporation

      Bonneville Nevada Corporation, a Utah corporation ("BNC"), is a wholly owned subsidiary of the Company. BNC owns a 50% partnership interest in Nevada Cogeneration Associates #1 ("NCA #1"). NCA # 1 is the owner of an 85 megawatt natural gas fired cogeneration project located near Las Vegas, Nevada that has been in commercial operation since approximately June of 1992. NCA # 1 sells all of its produced power to Nevada Power Company. The other fifty percent (50%) partnership interest in NCA #1 is owned by Texaco Clark County Cogeneration Company, a subsidiary of Texaco, Inc.

Bonneville Pacific Services Company, Inc

      Bonneville Pacific Services Company, Inc. ("BPSC"), is a wholly owned subsidiary of the Company which is in the business of operating power projects. BPSC currently operates both the NCA #1 Project and its "sister" project, the 85 megawatt NCA # 2 Project. BPSC also owns an eighty-eight percent (88%) interest in CONAV, a Mexican corporation which owns a four (4) megawatt power project located near Navojoa, Mexico. BPSC also oversees the operation of, and manages, the Company's Kyocera Power project.

Kyocera Project

       The Kyocera Project is a 3.2 MW gas fired cogeneration facility located in San Diego, California which is owned directly by the Company. Power and chilled water from the project is purchased by Kyocera America, Inc.

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Transfer Agent

     The Company's Transfer Agent is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, Phone #: 801-272-9294, Fax #:
801-277-3147.


Item 7. Financial Statements and Exhibits

      (a) Financial Statements. SEC Staff Legal Bulletin No. 2 requires reporting companies emerging from Bankruptcy to file, under cover of Form 8-K, an audited balance sheet. As of the date of the filing of this Form 8-K, it is impractical for the Company to provide the audited balance sheet required by SEC Staff Legal Bulletin No.2. Such audited balance sheet will be filed by amendment to this Form 8-K as soon as possible when it becomes available.

     (b) Exhibits. Amended and Restated Certificate of Incorporation (attached) Amended and Restated Bylaws (attached)

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 3, 1998             BONNEVILLE PACIFIC CORPORATION



                                    By:    /s/ Clark M. Mower
                                               Clark M. Mower
                                               President


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